Exhibit 99.1

BLOCKBUSTER CONFIRMS LENDER GROUP MEETING

DALLAS, Oct. 26, 2005 – Blockbuster Inc. (NYSE: BBI, BBI.B) confirmed that the Company had a meeting with its lender group to discuss modifications to its credit agreement that would give the Company improved operating flexibility over the term of the original credit agreement. Over the last several months, Blockbuster has been focused on delivering a plan that better positions it strategically and financially.

As part of the modifications, the Company will pursue raising additional capital that will be used for working capital purposes including debt reduction.

Earlier this month, Blockbuster announced that its third quarter results, which will be announced in early November, will reflect that the Company is in compliance with its debt covenants for the third quarter. The Company also announced that its domestic same-store rental revenues for the third quarter of 2005 would significantly outperform the industry.

Blockbuster Inc. is a leading global provider of in-home movie and game entertainment with more than 9,000 stores throughout the Americas, Europe, Asia and Australia. The Company may be accessed worldwide at blockbuster.com.

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Contact:	Media
Karen Raskopf
Senior Vice President, Corporate Communications
or
Randy Hargrove
Senior Director, Corporate Communications
(214) 854-3190

Analysts/Investors
Mary Bell
Senior Vice President, Investor Relations
(214) 854-3863
or
Angelika Torres
(214) 854-4279

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ANY SECURITIES OFFERED WILL NOT BE OR HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION OR AN APPLICABLE EXEMPTION FROM REGISTRATION REQUIREMENTS.

This release includes forward-looking statements related to Blockbuster’s operations, financial performance and business outlook. Specific forward-looking statements include, without limitation, statements relating to (i) Blockbuster meeting with its lender group to discuss modifications to its credit agreement and its expectations that such modifications would give Blockbuster improved operating flexibility; (ii) Blockbuster’s plan to better position itself strategically and financially; (iii) Blockbuster’s expectations with respect to pursuing additional capital that will be used for working capital purposes including debt reduction; and (iv) Blockbuster’s expectations with respect to its reported results for the third quarter of 2005, including with respect to its ability to comply with its debt covenants and its domestic same-store rental revenues. These forward-looking statements are based on Blockbuster’s current intent, expectations, estimates and projections and are not guarantees of future performance. These statements involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. Factors include, among others: (i) consumer appeal of Blockbuster’s existing and planned product and service offerings, in particular its “No Late Fees” program and its online subscription initiative, and the related impact of competitor pricing and product and service offerings; (ii) overall industry performance; (iii) Blockbuster’s ability to respond to changing consumer preferences and to effectively adjust its offerings if and as necessary; (iv) the studios’ dependence on revenues generated from retail home video and their related determinations with respect to pricing and the timing of distribution of their product; (v) Blockbuster’s ability to obtain favorable terms from suppliers, including on such matters as copy depth and uses of product; (vi) the variability in consumer appeal of the movie titles and games software released for rental and sale; (vii) Blockbuster’s ability to comply with operating and financial restrictions and covenants in its debt agreements; (viii) Blockbuster’s ability to effectively and timely prioritize and implement its initiatives and its related ability to timely implement and maintain the necessary information technology systems and infrastructure to support its initiatives; (ix) the extent and timing of Blockbuster’s continued investment of incremental operating expenses and capital expenditures to continue to develop and implement its initiatives and its corresponding ability to effectively control operating expenses; (x) the application and impact of future accounting policies or interpretations of existing accounting policies; (xi) the impact of developments affecting Blockbuster’s outstanding litigation and claims against it; and (xii) other factors, as described in Blockbuster’s filings with the Securities and Exchange Commission, including the detailed factors discussed under the heading “Cautionary Statements” in Blockbuster’s annual report on Form 10-K for the fiscal year ended December 31, 2004 and under “Disclosure Regarding Forward-Looking Information” in Blockbuster’s quarterly report on Form 10-Q for the quarters ended March 31 and June 30, 2005.